Exhibit 99.1

Contacts:	James K. Johnson
Chief Financial Officer
Alloy, Inc.
212/244-4307

For immediate release:

ALLOY TO SPIN-OFF MERCHANDISE BUSINESS TO SHAREHOLDERS
COMPANY WILL ALSO PROCEED WITH PREVIOUSLY ANNOUNCED POST-SPIN
RIGHTS OFFERING FOR THE NEW BUSINESS

     New York, NY – May 31, 2005 — Alloy, Inc. (Nasdaq:ALOY), a media, marketing services, direct marketing and retail company primarily targeting the dynamic Generation Y population, today announced that its board of directors has approved the plan to pursue a spin-off to its shareholders of its Alloy Merchandising Group division (“AMG”). In the spin-off, Alloy shareholders will receive 100 percent of the common shares of a to be formed corporation to which Alloy will transfer its retail and direct marketing merchandising assets and associated liabilities (“MerchCo”). The transaction is intended to be tax free to shareholders and is expected to be completed by the fourth quarter of 2005, subject to certain conditions such as final clearance of the registration statement from the Securities and Exchange Commission and receipt of customary solvency and tax opinions. Upon completion of the spin transaction, MerchCo will proceed with the previously announced offering of rights to Alloy shareholders, as of a to be determined record date, to purchase up to $20 million newly issued shares of MerchCo. The funds will be used primarily for additions to MerchCo’s retail store base and for general working capital purposes. For further detail on the rights offering transaction, see our press release issued on April 14, 2005.

     MerchCo will include the dELiA*s, Alloy and CCS brands and will sell apparel, accessories, footwear, room furnishings and action sports equipment directly to the youth market through catalogs, websites and retail stores. In an effort to focus management on these three core brands, Alloy has entered into an asset purchase agreement pursuant to which substantially all of the assets and liabilities of Dan’s Competition will be sold to XP Innovation, LLC.

The transaction is expected to close within the week. MerchCo will be formally named in connection with the spin-off. The name has yet to be chosen. After the spin-off Alloy will consist of its media and marketing services businesses which will continue to provide services under the Alloy Media + Marketing banner. The two companies will be independent and will have separate public ownership, boards of directors and management.

     In connection with the spin-off, MerchCo will also proceed with the previously announced rights offering. In April 2005, Alloy entered into a letter agreement with its largest shareholder, MLF Investments, LLC (“MLF Investments”), which is controlled by Matthew L. Feshbach, one of Alloy’s directors. Pursuant to this agreement, MLF Investments agreed to backstop a $20 million rights offering for MerchCo at an exercise price that correlates to a $175 million pre-money MerchCo valuation (the “Exercise Price”). Pursuant to the rights offering, all persons who hold shares of Alloy’s common stock as of a yet to be determined record date will receive at no cost rights to purchase a defined number of shares of MerchCo common stock at the Exercise Price.

     The spin-off is to be accomplished through a special dividend of MerchCo common stock to be distributed to Alloy stockholders of record as of a yet to be determined record date. Following the spin-off, it is expected that both Alloy and MerchCo will trade on the Nasdaq market with Alloy continuing to trade under the symbol “ALOY” and MerchCo trading under a yet to be determined symbol. Final terms of the transactions have not yet been set and will be announced at a later date.

     Matt Diamond, chairman and chief executive officer of Alloy, commenting on the spin-off and rights offering stated, “We are pleased to announce formally the board’s approval to spin-off Alloy’s Merchandise business to our shareholders and raise up to $20 million of new equity for MerchCo via the post-spin rights offering. We believe that these transactions will create for shareholders two distinct companies with focused management teams, clear strategies and the capital resources required for business success and long-term value creation.”

     Rob Bernard, Alloy’s Retail and Direct Consumer division CEO, added, “We believe strongly in the future success of the AMG business and are excited to have the opportunity to build the unit as an independent company. In the last year and a half we have restructured the business, built a strong management team and have significantly improved operating and financial performance.”

     Following completion of the spin-off, Matt Diamond will continue to serve as CEO of Alloy and Rob Bernard is to serve as CEO of MerchCo.

     Alloy anticipates that it will incur spin-off related expenses associated with establishing MerchCo as an independent company, which will be recorded in each quarter as incurred. Cumulatively, these expenses could be significant. Alloy expects to disclose these transitional operating expenses in its quarterly results. A registration statement relating to the underlying securities of MerchCo to be issued in connection with the spin-off and the rights offering is to be filed with the Securities and Exchange Commission and thereafter a prospectus describing MerchCo, the distribution and the rights offering is to be mailed to Alloy stockholders as of a to be determined record date. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to their registration or qualification under the securities laws of any such state.

About Alloy

Alloy, Inc. is a media, marketing services, direct marketing and retail company primarily targeting Generation Y, a key demographic segment comprising the more than 60 million boys and girls in the United States between the ages of 10 and 24. Alloy’s convergent media model uses a wide range of media assets to reach more than 25 million Generation Y consumers each month and is comprised of two distinct divisions: Alloy Media + Marketing and Alloy Merchandising Group. Alloy Media + Marketing is one of the largest providers of targeted media and promotional marketing programs incorporating such industry recognized divisions as Alloy Marketing & Promotions (AMP), 360 Youth, American Multicultural Marketing (AMM), Market Place Media (MPM), Alloy Education, Alloy Entertainment, and Alloy Out-of-Home. Working with these groups, marketers can connect with their targeted audience through a host of advertising and marketing programs incorporating Alloy’s wide ranging media and marketing assets such as direct mail catalogs, college and high school newspapers, Web sites, display media boards, college guides, and promotional events. Alloy Merchandising Group, our direct marketing and retail store division, includes the dELiA*s, Alloy, and CCS brand names and sells apparel, accessories, footwear, room furnishings and action sports equipment directly to the youth market through catalogs, websites and retail stores. For further information regarding Alloy, please visit our corporate website at (www.alloyinc.com).

This announcement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “project” and “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. Factors that might cause or contribute to such differences include, among others, our ability to: increase revenues, generate high margin sponsorship and multiple revenue streams; increase visitors to our Web sites (www.alloy.com, www.ccs.com ,www.delias.com and www.danscomp.com) and build customer loyalty; develop our sales and marketing teams and capitalize on these efforts; develop commercial relationships with advertisers and the continued resilience in advertising spending to reach the teen market; manage the risks and challenges associated with integrating newly acquired businesses; and identify and take advantage of strategic, synergistic acquisitions and other revenue opportunities. Other relevant factors include, without limitation: our competition; seasonal sales fluctuations; the uncertain economic and political climate in the United States and throughout the rest of the world, and the potential that such climate may deteriorate further; and general economic conditions. For a discussion of certain of the foregoing factors and other risk factors see the “Risk Factors That May Affect Future Results” section included in our annual report on Form 10-K for the year ended January 31, 2005, which is on file with the Securities and Exchange Commission. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.